                               13,898,000 SHARES


                                 STAPLES, INC.

                   COMMON STOCK, PAR VALUE $.0006 PER SHARE



                            UNDERWRITING AGREEMENT


July __, 1998

                                                  July __, 1998



Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

     Certain shareholders of Staples, Inc., a Delaware corporation (the "COMPANY"), named in Part A of Schedule I hereto severally propose to sell to the several Underwriters named in Schedule II and Schedule III hereto (the "UNDERWRITERS") an aggregate of 13,898,000 shares of the Common Stock, par value $.0006 per share, of the Company (the "FIRM SHARES"), each such shareholder selling the amount set forth opposite such shareholder's name in Part A of
Schedule I hereto. Certain of the Firm Shares will be issued upon the exercise of options (the "OPTIONS") outstanding under the Company's stock-based incentive compensation plans, which exercise will occur immediately prior to the purchase of the Firm Shares by the Underwriters.

     It is understood that, subject to the conditions hereinafter stated, 11,118,400 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 2,779,600 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule III hereto (the

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"INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such
International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Smith Barney Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Goldman Sachs International and Smith Barney Inc. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

     Certain shareholders of the Company named in Part B of Schedule I hereto severally propose to sell to the several U.S. Underwriters not more than an additional 2,084,700 shares of the Company's Common Stock, par value $.0006 per share (the "ADDITIONAL SHARES"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shareholders named in Part A and Part B of Schedule I hereto are collectively referred to as the "SELLING SHAREHOLDERS." The shares of Common Stock, par value $.0006 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS" (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference). If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

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     1.   Representations and Warranties of the Company. The Company
represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b) (i) Each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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          (d)  Each Significant Subsidiary (as defined in Rule 1-02 of
     Regulation S-X) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for directors' qualifying shares, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

          (g) The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The shares of Common Stock to be issued upon exercise of the Options have been duly authorized and, when issued upon exercise of and full payment of the applicable exercise price for the Options and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

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

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures

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     required for clean-up, closure of properties or compliance with
     Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (p) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and either (i) the Irrevocable Power of Attorney and Custody Agreement signed by such Selling Shareholder appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement, and Staples, Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "POWER OF ATTORNEY AND CUSTODY AGREEMENT") or (ii) the Irrevocable Power of Attorney signed by such Selling Shareholder appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein ( the "POWER OF ATTORNEY"), will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or the instrument creating and governing such Selling Shareholder (if such Selling Shareholder is a trust), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement or Power of Attorney, as applicable, except such as may be required by the Securities Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) Except for the shares of Common Stock to be issued upon the exercise of Options, which exercise is expected to occur immediately prior to the purchase of the Firm Shares by the Underwriters, such Selling Shareholder has valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement or Power of Attorney, as applicable, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder; and, on the Closing Date, after giving effect to the exercise of the Options, such Selling Shareholder will have valid title to all of the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver all of the Shares to be sold by such Selling Shareholder.

          (d) The Power of Attorney and Custody Agreement or Power of Attorney, as applicable, has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

          (e)  Upon transfer (as defined below) of the Shares to The
     Depository Trust Company, The Depository Trust Company will acquire the Shares free of all adverse claims (within the meaning of Sections 8-102(a)(1) and 8-303 of the Uniform Commercial Code as in effect in New York, Illinois or Massachusetts, as applicable (the "UCC")). "Transfer" of the Shares to The Depository Trust Company will occur upon the making by the Company's transfer agent of appropriate entries transferring the Shares on its books and records to The Depository Trust Company. Each of the Underwriters shall acquire a "securities entitlement" (within the meaning of Section 8-102(a)(17) of the UCC) in the Shares to be purchased by it, free of all adverse claims created by, through or with respect to the Selling Shareholder, upon the making by The Depository Trust Company of a book entry that shares of the Company's stock in the amounts set forth opposite each Underwriter's name on Schedule II or III hereto have been credited to such Underwriter's security account (within the meaning of Section 8-501(a) of the UCC) with The Depository Trust Company.

          (f) All information with respect to such Selling Shareholder furnished by or on behalf of such Selling Shareholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

     3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at U.S. $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedules II and III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders named in Part B of Schedule I severally agree to sell to the U.S. Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 2,084,700 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Selling Shareholders named in Part B of Schedule I in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

     The Company and each Selling Shareholder hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other

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arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, issuances pursuant to the Company's employee stock purchase plan or the issuance by the Company of options or warrants to employees or directors of the Company pursuant to the Company's stock-based incentive compensation plans existing on the date hereof which are not exercisable within such 90 day period, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares or (D) bona fide gifts so long as the donees agree to terms substantially similar to the foregoing. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at U.S. $___ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $___ a share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder named in Part A of Schedule I shall be made to such Selling Shareholder named in Part A of Schedule I in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July __, 1998, or at such other time on the same or such other date, not later than _________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Shares shall be made to the Selling Shareholders named in Part B of Schedule I in Federal or other funds immediately

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available in New York City against delivery of such Additional Shares for the respective accounts of the several U.S. Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof or such later time or date as shall have been consented to by the Representatives.

     The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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          (c)  The Underwriters shall have received on the Closing Date an opinion of Hale and Dorr LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts;

               (ii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

               (iii) the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable;

               (iv) the shares of Common Stock to be issued upon exercise of and full payment of the applicable exercise price for the Options have been duly authorized and, when issued upon exercise of the Options and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;

               (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or

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          the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is filed as an exhibit to or incorporated by reference in the Registration Statement, or, any judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary and specifically naming the Company or such Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

               (vii) the statements (A) in the Prospectus under the captions "Description of Capital Stock," "Certain United States Federal Tax Consequences for Non-U.S. Holders" and "Underwriters" and
          (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects;

               (viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (ix) the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (x) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          Such counsel shall also state that no facts have come to its attention leading such counsel to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Charles Freeman, Managing Corporate Counsel for the Company, dated the Closing Date, to the effect that:

               (i) each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; and

               (ii) all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for directors' qualifying shares, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) The Underwriters shall have received on the Closing Date an opinion of Neal, Gerber & Eisenberg, on behalf of all Selling Shareholders other than those who are officers or directors of the Company or persons related thereto, and of Hale and Dorr LLP, on behalf of the Selling Shareholders who are officers or directors of the Company or persons related thereto, each dated the Closing Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

               (ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and either the Power of Attorney and Custody Agreement or Power of Attorney, as applicable, will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or the instrument creating and governing such Selling Shareholder (if such Selling Shareholder is a trust), or, any agreement or other instrument binding upon such Selling Shareholder and known to such counsel or, any judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction over such Selling Shareholder and specifically naming such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement or Power of Attorney, as applicable, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

               (iii) each of the Selling Shareholders has valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement or Power of Attorney, as applicable, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

               (iv) the Power of Attorney and Custody Agreement or Power of Attorney, as applicable, of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder; and

               (v) upon transfer (as defined below) of the Shares to The Depository Trust Company, The Depository Trust Company will acquire the Shares free of all adverse claims (within the meaning of Sections 8-102(a)(1) and 8-303 of the Uniform Commercial Code as in effect in New York, Illinois or Massachusetts, as applicable (the "UCC")). "Transfer" of the Shares to The Depository Trust Company will occur upon the making by the Company's transfer agent of appropriate entries transferring the Shares on its books and records to The Depository Trust Company. Each of the Underwriters shall acquire a "securities entitlement" (within the meaning of Section 8-102(a)(17) of the UCC) in the Shares to be purchased by it, free of all adverse claims created by, through or with respect to the Selling Shareholder, upon the making by The Depository Trust Company of a book entry that shares of the Company's stock in the amounts set forth opposite each Underwriter's name on Schedule II or III hereto have been credited to such Underwriter's security account (within the meaning of Section 8-501(a) of the UCC) with The Depository Trust Company.

          (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v), 6(c)(vii) (but only as to the statements in the Prospectus under "Underwriters") and 6(c)(x) above.

               With respect to Section 6(c)(x) above, Hale and Dorr LLP and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Neal, Gerber & Eisenberg and Hale and Dorr LLP may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Power of Attorney and Custody Agreement or Power of Attorney, as applicable, and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of each such Power of Attorney and

          Custody Agreement and Power of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Neal, Gerber & Eisenberg and Hale and Dorr LLP shall state in their opinions that they are justified in relying on each such other opinion.

               The opinions of Hale and Dorr LLP described in Sections 6(c) and 6(e) above and the opinion of Neal, Gerber & Eisenberg described in
          Section 6(e) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares upon the exercise of the underlying options and other matters related to the issuance of the Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to Morgan Stanley & Co. Incorporated, without charge, 1 signed copy of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending ________, 1999/1/ that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.


     8. Expenses. Unless this Agreement is terminated by the Underwriters pursuant to any of the provisions of Section 10 other than clause (a)(ii), the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Custodian, (viii) the costs and expenses of the Company and any of the Selling Shareholders relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any of the Selling Shareholders and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other


-----------------------
/1/ Insert date one year after the end of the Company's fiscal quarter in which the closing will occur.

costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, (a) the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and (b) the Selling Shareholders will pay any brokerage fees, selling commissions or underwriting discounts incurred by the Selling Shareholders, the fees, disbursements and expenses of their counsel and the exercise price of the Options.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and any of the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Selling Shareholder, each Underwriter and each person, if any, who controls any Underwriter or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or any Selling Shareholder furnished to the Company in writing by such Underwriter through you or by any such Selling Shareholder expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

     (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof, provided, further, that with respect to any amount due an indemnified person under this paragraph (b), each Selling Shareholder shall be liable only to the extent of the net proceeds received by such Selling Shareholder from the sale of such Selling Shareholder's Shares.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Power of Attorney and Custody Agreement or Power of Attorney, as applicable. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or any Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Shareholder from the sale of such Selling Shareholder's Shares exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g)  The indemnity and contribution provisions contained in this Section
9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                         Very truly yours,

                         STAPLES, INC.



                         By:
                            -----------------------------------------
                            Name:
                            Title:


                         The Selling Shareholders named Schedule I hereto other
                            than those who are officers and directors of the Company, acting severally



                         By:
                            -----------------------------------------
                            Jack Miller
                            Attorney-in-Fact



                         By:
                            -----------------------------------------
                            Harvey L. Miller
                            Attorney-in-Fact



                         The Selling Shareholders named in Schedule I hereto who
                            are officers and directors of the Company, acting severally



                         By:
                            -----------------------------------------
                            Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Smith Barney Inc.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule II hereto.

By:  Morgan Stanley & Co. Incorporated


By:
   ------------------------------------------------------------------
   Name:
   Title:


Morgan Stanley & Co.
   International Limited
Goldman Sachs International
Smith Barney Inc.

Acting severally on behalf of themselves
   and the several International   Underwriters named in Schedule
   III hereto


By:  Morgan Stanley & Co. International Limited


By:
   ------------------------------------------------------------------
   Name:
   Title:

                                                        SCHEDULE I

                              SELLING SHAREHOLDERS

PART A



               SELLING SHAREHOLDER                  Number of Firm Shares To Be
                                                                Sold
--------------------------------------------------------------------------------

Jack Miller, as trustee of the Jack Miller Trust
 dated January 18, 1984...........................          3,234,514

Harvey L. Miller, as trustee of the Harvey L.
 Miller Trust dated January 21, 1983..............          3,064,061

The Northern Trust Company, as trustee of the
 Jack Miller Family Trust #2 dated May 31, 1983
 F/B/O Judith N. Bernstein (Trust 2A1)............            898,476

The Northern Trust Company, as trustee of the
 Jack Miller Family Trust #2 dated May 31, 1983
 F/B/O Sharon A. Ring (Trust 2A1).................            898,476

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #2 dated May 31,
 1983 F/B/O Lori Susan Miller (Trust 2A1).........            792,772

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #2 dated May 31,
 1983 F/B/O Steven Neil Miller (Trust 2A1)........            792,771

The Northern Trust Company, as trustee of the
 Jack Miller 1991 Term Trust #3 dated July 31,
 1991.............................................            951,708

The Northern Trust Company, as trustee of the
 Harvey L. Miller 1991 Term Trust #3 dated July
 31, 1991.........................................            951,708

The Northern Trust Company, as trustee of the
 Jack Miller Family Trust #4 dated July 31, 1991
 F/B/O Judith N. Bernstein........................            266,464

The Northern Trust Company, as trustee of the
 Jack Miller Family Trust #4 dated July 31, 1991
 F/B/O Sharon A. Ring.............................            266,465


               SELLING SHAREHOLDER                  Number of Firm Shares To Be
                                                                Sold
--------------------------------------------------------------------------------

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #4 dated July 31,
 1991 F/B/O Lori Susan Miller.....................            267,260

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #4 dated July 31,
 1991 F/B/O Steven Neil Miller....................            267,261

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #2 dated May 31,
 1983 F/B/O Ronald Jeffrey Miller (Trust 2A)......            109,800

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #1 dated May 31,
 1983 F/B/O Ronald Jeffrey Miller.................            100,017

BenIda Pennsylvania Corporation...................              1,753

BenIda Georgia Corporation........................              1,723

BenIda Texas Corporation..........................                419

BenIda Massachusetts Corporation..................                 16

Mac Stemberg Irrevocable Trust dated May 2, 1991..              5,000

Thomas G. Stemberg................................            183,156

Martin Trust......................................            150,000

Robert C. Nakasone................................             86,296

Rowland T. Moriarty...............................             20,000

W. Mitt Romney....................................            111,269

Paul F. Walsh.....................................             88,475

W. Lawrence Heisey................................             15,000

James C. Bingleman................................             52,500

John J. Mahoney...................................             27,825

Ronald L. Sargent.................................            172,252

Joseph S. Vassalluzzo.............................             73,225

Richard R. Gentry.................................              3,975

Edward C. Harsant.................................             10,000


               SELLING SHAREHOLDER                  Number of Firm Shares To Be
                                                                Sold
--------------------------------------------------------------------------------

Susan S. Hoyt.....................................             20,325

Jeffrey L. Levitan................................              2,385

Jeanne M. Lewis...................................                397

Robert K. Mayerson................................             10,256
                                                               ------

     Total........................................         13,898,000
                                                           ==========

PART B


               SELLING SHAREHOLDER                Number of Additional Shares
                                                           To Be Sold
--------------------------------------------------------------------------------
Jack Miller, as trustee of the Jack Miller Trust
 dated January 18, 1984...........................            473,973

Harvey L. Miller, as trustee of the Harvey L.
 Miller Trust dated January 21, 1983..............            448,993

The Northern Trust Company, as trustee of the
 Jack Miller Family Trust #2 dated May 31, 1983
 F/B/O Judith N. Bernstein (Trust 2A1)............            131,659

The Northern Trust Company, as trustee of the
 Jack Miller Family Trust #2 dated May 31, 1983
 F/B/O Sharon A. Ring (Trust 2A1).................            131,659

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #2 dated May 31,
 1983 F/B/O Lori Susan Miller (Trust 2A1).........            116,169

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #2 dated May 31,
 1983 F/B/O Steven Neil Miller (Trust 2A1)........            116,169

The Northern Trust Company, as trustee of the
 Jack Miller Family Trust #4 dated July 31, 1991
 F/B/O Judith N. Bernstein........................            108,775

The Northern Trust Company, as trustee of the
 Jack Miller Family Trust #4 dated July 31, 1991
 F/B/O Sharon A. Ring.............................            108,774

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #4 dated July 31,
 1991 F/B/O Lori Susan Miller.....................             85,649

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #4 dated July 31,
 1991 F/B/O Steven Neil Miller....................             85,648

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #2 dated May 31,
 1983 F/B/O Ronald Jeffrey Miller (Trust 2A)......             17,917



               SELLING SHAREHOLDER                Number of Additional Shares
                                                           To Be Sold
--------------------------------------------------------------------------------
The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #4dated May 31,
 1983 F/B/O Ronald Jeffrey Miller.................             44,659

The Northern Trust Company, as trustee of the
 Harvey L. Miller Family Trust #1 dated May 31,
 1983 F/B/O Ronald Jeffrey Miller.................             14,656

Thomas G. Stemberg................................            200,000
                                                              -------

     Total........................................          2,084,700
                                                            =========

                                                          SCHEDULE II

                               U.S. UNDERWRITERS


                   UNDERWRITER                     Number of Firm Shares To Be
                                                             Purchased
--------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated.................

Goldman, Sachs & Co. .............................

Smith Barney Inc. ................................

[NAMES OF OTHER U.S. UNDERWRITERS]................


     Total U.S. Firm Shares:......................

                                                        SCHEDULE III

                            INTERNATIONAL UNDERWRITERS



                   UNDERWRITER                      Number of Firm Shares To Be
                                                             Purchased
--------------------------------------------------------------------------------

Morgan Stanley & Co. International Limited........

Goldman Sachs International.......................

Smith Barney Inc. ................................

[NAMES OF OTHER INTERNATIONAL UNDERWRITERS].......



Total International Firm Shares...................

                                                        EXHIBIT A


                           [FORM OF LOCK-UP LETTER]


                                        July __, 1998


Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Staples, Inc., a Delaware corporation (the "COMPANY") and certain shareholders of the Company (the "SELLING SHAREHOLDERS"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS"), of 13,898,000 shares (the "SHARES") of the Common Stock, par value $.0006 per share, of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public

Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) bona fide gifts so long as the donees agree to terms substantially similar to the foregoing. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholders and the Underwriters.

                                   Very truly yours,



                                   ----------------------------------
                                   (Name)

                                   ----------------------------------
                                   (Address)